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                                                                   Exhibit 10.15

                        AMENDMENT TO EMPLOYMENT AGREEMENT

                  THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into by and between TRANSCENDER LLC, a Delaware limited liability company ("Transcender" and, together with its affiliates, subsidiaries and successors, the "Company"), and Aneel M. Pandey (the "Employee").

                              W I T N E S S E T H:

                  THAT WHEREAS, Transcender and Employee entered into that certain Employment Agreement dated November 6, 2000 (the "Agreement"); and

                  WHEREAS, Transcender and Employee desire to modify and amend certain provisions in the Agreement upon the terms and conditions set forth herein;

                  NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby irrevocably acknowledged, Transcender and Employee, intending to be legally bound, hereby agree as follows:

                  1. Section 1 of the Agreement entitled "Employment" is hereby deleted in its entirety, and the following language is inserted in its place:

                  Section 1. EMPLOYMENT. The Company hereby agrees to employ the Employee and the Employee hereby accepts employment with the Company, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, during the Employment Term (as hereinafter defined), the Employee shall serve as Chief Executive Officer of the Company, and in such capacity, shall report directly to the Chief Executive Officer of Information Holdings, Inc., and shall have such duties as are typically associated with such title, together with such additional duties commensurate with the Employee's title as may be assigned to the Employee from time to time. The principal locations of the Employee's employment shall be at the Company's offices in Nashville, Tennessee, and the Employee's home office, although the Employee understands and agrees that he may be required to travel from time to time on a limited basis for business reasons.

                  2. Section 2 of the Agreement entitled "Term" is hereby deleted in its entirety, and the following language is inserted in its place:

                           Section 2. TERM. Unless terminated pursuant to
                  Section 6 hereof, the Employee's employment hereunder shall commence on November 6, 2000, and shall continue during the period ending on November 5, 2003 (collectively, the "Employment Term"), and thereafter, the Employment Term shall extend automatically for additional one year terms unless either party shall provide notice of termination to the other party not less than thirty (30) days prior to an anniversary date of this Agreement.
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                  3. Subsection (a) of Section 3 of the Agreement entitled
"Salary" is hereby deleted in its entirety, and the following language is inserted in its place:

                           (a) SALARY. As compensation for the performance of
                  the Employee's services hereunder, the Company shall pay to the Employee a per annum salary (the "Salary") with increases, if any, as may be approved in writing by the Board of Directors, according to the following schedule:

                                    (i) Two Hundred Thousand Dollars ($200,000)
                           during the first year of the Employment Term beginning November 6, 2000 and ending November 5, 2001; and

                                    (ii) Two Hundred Thirty-Five Thousand
                           Dollars ($235,000) during the second year of the Employment Term beginning November 6, 2001 and ending November 5, 2002; and

                                    (iii) Two Hundred Sixty Thousand Dollars
                           ($260,000) during the third year of the Employment Term beginning November 6, 2002 and ending November 5, 2003.

                  4. Subsection (b) of Section 3 of the Agreement entitled "Bonus" is hereby deleted in its entirety, and the following language is inserted in its place:

                           (b) BONUS. During the Employment Term, the Employee
                  shall be eligible to receive an annual cash bonus (the "Bonus") which shall be determined by the Board of Directors, in its sole discretion, according to the following schedule:

                                    (i) An amount not to exceed One Hundred
                           Thousand Dollars ($100,000) during the first year of the Employment Term; and

                                    (ii) An amount not to exceed One Hundred
                           Seventeen Thousand Five Hundred Dollars ($117,500) during the second year of the Employment Term; and

                                    (iii) An amount not to exceed One Hundred
                           Thirty Thousand Dollars ($130,000) during the third year of the Employment Term.

                  5. Except as expressly modified and amended by this Amendment to Employment Agreement, all of the terms, provisions and conditions of the original Agreement are and shall remain in full force and effect and are incorporated herein by reference.

                  IN WITNESS WHEREOF, the parties have executed and delivered, or have caused their duly authorized representatives to execute and deliver, this Amendment to Employment Agreement on this 6th day of July, 2001.


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TRANSCENDER LLC                         EMPLOYEE:


By: /s/ Mason Slaine                    /s/ Aneel M. Pandey
    ---------------------------         ----------------------------
    Mason Slaine                        Aneel M. Pandey



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